EXHIBIT 99.2

AMENDED AND RESTATED INTERTAN, INC.

1996 STOCK OPTION PLAN

Section 1. Establishment.

InterTAN, Inc. a Delaware corporation (“Company”), established a stock option plan, named the InterTAN, Inc. 1996 Stock Option Plan, for officers and key employees of the Company and its subsidiaries. The Company has entered into an Acquisition Agreement and Agreement and Plan of Merger, by and among Circuit City Stores, Inc. (“Circuit City”), Winston Acquisition Corp. and InterTAN, Inc., dated as of March 30, 2004 (the “Acquisition Agreement”). This Amended and Restated InterTAN, Inc. 1996 Stock Option Plan (the “Plan” or “Restated Plan”) is effective upon the Share Purchase Date as defined in the Acquisition Agreement (the “Restatement Date”).

Section 2. Purpose.

(a) The purpose of the Plan is to induce officers and key employees of the Company and its subsidiaries who are in a position to contribute materially to the prosperity thereof to remain with the Company or its subsidiaries, to offer them incentives and rewards in recognition of their contributions to the Company’s success and to encourage them to continue to promote the best interests of the Company and its subsidiaries. The Plan will also aid the Company and its subsidiaries in competing with other enterprises for the services of new key personnel needed to ensure the continued development of the Company and its subsidiaries.

(b) Options granted under the Plan shall be either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or Nonstatutory Stock Options; provided that no Incentive Stock Option shall be granted in excess of the calendar year limitations per optionee set forth in Section 6. Options granted to an optionee in excess of such calendar year limitations per optionee shall be Nonstatutory Stock Options.

Section 3. Administration.

(a) The Plan shall be administered by the Compensation and Personnel Committee of Circuit City Stores, Inc. (the “Committee”), which shall be composed of at least two directors of Circuit City who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code, as such Rule and Section, respectively, may be amended. The Committee is authorized to determine the individuals to receive options, the time when they shall receive them, the number of shares to be subject to each option, and the designation of any such option as an Incentive Stock Option or a Nonstatutory Stock Option. In making such determinations, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee may deem relevant in accomplishing the purposes of the Plan.

(b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Stock Option Agreements executed pursuant to Section 14, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, (iv) make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

(c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

(d) No member of the Board of Directors of Circuit City or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

Section 4. Total Number of Shares to be Optioned.

(a) Prior to the restatement, the Plan provided for options for shares of common stock of the Company. Effective on the Restatement Date, the aggregate number of shares of Circuit City common stock, par value $.50 per share (“Common Stock”), that may be issued upon exercise of options granted under the Plan shall equal:

(i) the number of shares of common stock of the Company issuable pursuant to outstanding options plus unissued shares of common stock of the Company remaining available for issuance under the Plan immediately before the Restatement Date, multiplied by

(ii) the Option Exchange Ratio as determined under Section 2.4 of the Acquisition Agreement.

The initial number of shares of Common Stock shall be rounded down to the nearest whole share and thereafter shall be subject to adjustments as provided in Section 11 hereof. The shares issued under the Plan may be either issued shares reacquired by Circuit City at any time or authorized but unissued shares, as the Board of Directors of Circuit City from time to time may determine.

All outstanding Options issued prior to the Restatement Date are converted to options for Common Stock pursuant to the Acquisition Agreement pursuant to the terms of the Acquisition Agreement. This Restated Plan shall be interpreted and applied consistently with the terms of the Acquisition Agreement.

(b) In the event that any outstanding options under the Plan expire or are terminated for any reason, the shares of Common Stock allocable to the unexercised portion of all of such options may again be subject to the grant of options under the Plan.

Section 5. Eligibility.

(a) Options shall be granted only to officers and key employees of the Company or its subsidiaries.

(b) No director of the Company who is not also an employee of the Company or one of its subsidiaries will be eligible for grant of any options.

Section 6. Limitation on Incentive Stock Options.

(a) The aggregate fair market value of Common Stock (determined as of the time the option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any optionee in any one calendar year, under all plans of Circuit City and its subsidiaries, shall not exceed $100,000.

(b) Fair Market Value means, on any date, the closing price per share of the Common Stock on any national stock exchange in the United States of America on which such Common Stock is traded on such date, or if no sale of Common Stock shall have been made on that day, the preceding day on which there was a sale of such Common Stock.

(c) The Company intends that Incentive Stock Options granted under the Plan will qualify as “incentive stock options” within the meaning of Section 422 of the Code.

(d) Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of Circuit City (or its parent or subsidiary corporations, within the meaning of Sections 424(e) and 424(f) of the Code). Whether a person is a Ten Percent Owner will be determined with respect to each option based on the facts existing immediately prior to the grant date of such option.

Section 7. Terms and Conditions of Options.

Each option granted prior to the Restatement Date shall be governed under the terms of the Plan prior to the Restatement Date, subject to the changes made in Section 4 of the Plan or pursuant to the Acquisition Agreement. Each option granted under the Plan on or after the Restatement Date shall be evidenced by a Stock Option Agreement in such form consistent with the Plan as the Committee shall determine; provided that such Stock Option Agreement clearly and separately identifies Nonstatutory Stock Options and Incentive Stock Options and that the substance of the following terms and conditions be included therein, except as may otherwise be provided by the Committee in any Stock Option Agreement or any amendment thereto evidencing such option:

(a) Option Price. The price at which each share of Common Stock covered by such option may be purchased shall be determined by the Committee and shall be no less than one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted, or less than 110% of the fair market value of the Common Stock on the date the option is granted if such optionee is a “Ten Percent Owner”. Fair market value shall be determined as provided in Section 6(b). The term “Ten Percent Owner” shall have the meaning set forth in Section 6(d).

(b) Transferability of Options.

(i) Incentive Stock Options. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee or by the optionee’s legally authorized representative, and each Stock Option Agreement in respect of an Incentive Stock Option shall so provide. The designation by an optionee of a beneficiary will not constitute a transfer of the option.

(ii) Nonstatutory Stock Options. With respect to Nonstatutory Stock Options granted hereunder, the Committee may, in its sole discretion, provide in any Stock Option Agreement (or in an amendment to any existing Stock Option Agreement) such provisions regarding transferability of the Nonstatutory Stock Options as the Committee, in its sole discretion, deems appropriate.

(c) Exercise of Option. The option and any right related thereto, if exercised by the optionee, may be exercised (subject, however, to time provisions of Section 9) only if the optionee has been an employee of the Company, Circuit City or an employee of any subsidiary of either company at all times during the period beginning with the date of the granting of the option and ending on the day three (3) months before the date of such exercise; provided, however, that in the case of an optionee who becomes permanently and totally disabled or, in the case of Nonstatutory Stock Options only, upon retirement at age 50 years or older, the three (3) months shall be extended to twelve (12) months. Options granted to an employee under the Plan shall not be affected in any matter by any change of duties, position or status of employment of the optionee, so long as the optionee continues to be an employee of the Company, Circuit City or an employee of a subsidiary of either company. Except in the case of the death or disability of an optionee or as otherwise provided in Section 9(a), only those options exercisable at the date of the optionee’s employment is terminated may be exercised during the period following such termination, whether such termination is by retirement or otherwise.

(d) Term of Options. An Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date the option was granted, or if the optionee is a Ten Percent Owner, not later than the fifth anniversary of the date of grant. A Nonstatutory Stock Option shall not be exercisable after the expiration of ten (10) years and one (1) month after the date the option was granted.

(e) Death of Optionee. In the event of the death of an optionee while the optionee is in the employ of the Company, Circuit City or any subsidiary of either company, the outstanding options then held by such person and any rights related thereto shall be exercisable only within the twelve (12) month period following such death, and then only the executor or administrator of the optionee’s estate or by the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or the laws of descent and distribution; provided that in no event shall an Incentive Stock Option be exercisable more than ten (10) years, or a Nonstatutory Stock Option more than ten (10) years and one (1) month after the date it was granted.

(f) In the event that any optionee shall be dismissed from the employ of the Company or any of its subsidiaries for any reason which in the opinion of the Committee shall constitute good cause for dismissal, any option still held by such person at such time shall automatically terminate. The decision of the Committee in so acting as to what shall constitute good cause for dismissal shall be final and binding upon all concerned.

Section 8. Employment at Will.

Nothing contained in the Plan, or in any option granted pursuant to the Plan, or in any agreement made pursuant to the provisions of this Section 8, shall confer upon any optionee any right with respect to continuance of employment by the Company, Circuit City or their subsidiaries, nor interfere in any way with the right of the Company, Circuit City or their subsidiaries to terminate the optionee’s employment at will or change the optionee’s compensation at any time.

Section 9. Exercise of Options; Purchase of Shares.

(a) No option shall be exercisable until the expiration of one year from date of grant and, unless otherwise determined by the Committee, shall (i) in the case of Incentive Stock Options, be then exercisable as to 33 1/3% of the total number of shares subject thereto, and exercisable as to an additional 33 1/3% of the original number granted on each of the two succeeding anniversaries and (ii) in the case of Nonstatutory Stock Options, be then exercisable as to 20% of the total number of shares subject thereto, and exercisable as to an additional 20% of the original number granted on each of the four succeeding anniversaries; provided that after the first anniversary of the date of grant, the Committee may, in its sole discretion, accelerate the exercise dates of options held by an optionee whose employment with the Company or Circuit City is terminated, if such optionee is in good standing with the Company or Circuit City at the time of termination notwithstanding the last sentence of Section 7(c) above. The right to purchase shares with respect to options which become exercisable in installments shall be cumulative. Notwithstanding the grant of options initially exercisable in installments, upon the death or total disability of any optionee, all options then held shall become immediately exercisable without regard to dates at which the installments are exercisable, and upon the retirement of any optionee at age 50 or older the Committee may in its discretion accelerate the dates at which remaining installments of options may be exercised on the date of retirement.

(b) An option shall be exercisable for the purchase of shares only upon payment to Circuit City of the full purchase price of the shares with respect to which the option is exercised as provided elsewhere herein; provided that Circuit City shall not be required to issue or deliver any certificates for shares of stock purchased upon the exercise of an option prior to (i) the obtaining of any approval from any governmental agency which Circuit City shall, in its sole discretion, determine to be necessary or advisable, and (ii) the completion of any registration or other qualification of such shares under any state or federal law or ruling or regulations of any governmental body which Circuit City shall, in its sole discretion, determine to be necessary or advisable and, in addition, if the issuance of shares upon exercise of options shall not then be registered under the Securities Act of 1933, as amended, Circuit City may, upon exercise of an option, require the holder thereof (or a purchaser acting under Section 7(e) hereof) to represent in writing that he is acquiring the shares for investment and not with a view to distribution thereof, and may mark the certificate(s) for the shares with the legend restricting transfer and may issue stop transfer orders relating to such certificate to the transfer agent.

(c) Payment for the shares shall be either in United States dollars, payable in cash or by check, or by surrender of stock certificates representing Common Stock having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such option is exercised multiplied by the option price per share, or a combination of cash and Common Stock; provided that the Committee may in the Stock Option Agreements impose whatever restrictions it deems necessary or advisable, including Committee approval prior to any Reporting Optionee surrendering stock certificates to pay for an option exercise (or to satisfy any tax withholding liability). For purposes of this Section, the term “Reporting Optionee” shall mean any optionee who is subject to the reporting requirements of Section 16 of the Exchange Act. All such payment shall be accompanied by a written request for the shares to be purchased. An option shall be deemed exercised on the date such payment and written request are received by the Secretary of Circuit City or its designee.

(d) Regarding the provisions of subsections (a) through (c) hereinabove, such provisions shall apply except as may otherwise be provided by the Committee in any Stock Option Agreement or any amendment thereto evidencing such option.

Section 10. Acceleration of Exercisability; Change of Control.

(a) Notwithstanding anything in the Plan or in the Stock Option Agreement evidencing any option to the contrary, in the event a Change of Control occurs, then each option shall become immediately exercisable for the purchase of the full number of shares subject to such option on the date of the occurrence of such Change of Control.

(b) For options issued prior to the Restatement Date, “Change of Control” shall mean the occurrence of any of the following events:

(i) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than (i) any person meeting the requirements of clauses (i) and (ii) of Rule 13d – 1(b)(1) or its successors promulgated under the Exchange Act, or (ii) any employee benefit plan sponsored by the Company, becomes the “beneficial owner” (as such term is used in Section 13 of the Exchange Act) of twenty percent (20%) or more of the outstanding shares of the Common Stock entitled to vote for the election of directors;

(ii) any shares of any class of the Company’s capital stock are purchased pursuant to a tender or exchange offer (other than an offer by the Company or a subsidiary); or

(iii) the approval by the requisite vote of the Company’s stockholders of any merger, consolidation, sale of assets, liquidation or reorganization as a result of which the Company will not survive as a publicly-owned corporation.

(c) For options issued on or after the Restatement Date, “Change of Control” shall mean the occurrence of either of the following events: (i) a third person, including a “group” as defined in section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Circuit City securities having 20% or more of the combined voting power of the then outstanding securities of Circuit City that may be cast for the election of directors to the Board of Circuit City (other than as a result of an issuance of securities initiated by Circuit City in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of Circuit City before such transactions shall cease to constitute a majority of the Board of Directors of Circuit City or of the board of directors of any successor to Circuit City.

Section 11. Change in Stock, Adjustments, Etc.

(a) In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of Circuit City or of another corporation, by reason or reorganization, merger, consolidation, recapitalization, reclassification, stock split up, combination of shares, or a dividend payable in Common Stock, the number and kind of shares for the purchase of which options may be granted under the Plan shall be automatically adjusted to reflect the change. In addition, there shall be an appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee’s proportionate interest shall be maintained as before the occurrence of such event, and such adjustment of outstanding options shall be made without change of the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share; provided that each such adjustment in the number and kind of shares subject to outstanding Incentive Stock Options, including any adjustment in the option price, shall be made in such manner as not to constitute a modification as defined in Section 424 of the Code. The determination of any adjustment by the Board of Directors of Circuit City or the Committee shall be conclusive.

(b) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company or Circuit City to make adjustments, reclassifications, reorganizations or changes of its respective capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its respective business or assets.

Section 12. Duration, Amendment and Termination.

(a) The Board of Directors of Circuit City may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of Circuit City, without further action on the part of the stockholders of Circuit City; provided that no such termination or amendment shall, without the consent of the individual to whom any option shall therefore have been granted, affect or impair the rights of such individual under such option, and provided further, that unless the stockholders of Circuit City by the affirmative vote of a majority of the shares of Circuit City present and voting at a meeting of stockholders at which a quorum is present shall have first approved thereof, no amendment of this Plan shall be made whereby:

(i) the total number of securities which may be issued under the Plan shall be materially increased, except by operation of the adjustment provisions of Section 11 hereof; or

(ii) the eligibility requirements for participation in the Plan shall be materially modified.

(b) No options shall be granted under the Plan after the 10th anniversary of the date of its adoption, but options granted prior to or as of such date may extend beyond such date in accordance with the provisions hereof.

Section 13. Effectiveness of Plan.

The Restated Plan shall be deemed adopted and become effective as of the Share Purchase Date upon the approval of the Restated Plan by the Board of Directors of the Company.

Section 14. Date of Granting Options.

The granting of an option pursuant to the Plan shall take place on any date the Committee decides to grant the option. Thereafter, the Company or Circuit City, as applicable, shall notify the optionee of the grant of the option and submit to the optionee a Stock Option Agreement duly executed by and on behalf of Circuit City, with the request that the optionee execute and return the agreement within ninety (90) days thereafter. If the optionee shall fail to return the executed Stock Option Agreement within such ninety (90) day period, such person’s option shall be automatically terminated.

Section 15. Application of Funds.

The proceeds received by Circuit City from the sale of Common Stock upon the exercise of options granted under the Plan shall be added to the general funds of Circuit City and used for its corporate purposes as of the Board of Directors of Circuit City shall determine.

Section 16. No Obligation to Exercise Option.

Granting of an option shall impose no obligation on the optionee to exercise such option.